Important News From_____________________________________________________________

For Additional Information:
Marty Tullio or Mark Tullio
McCloud Communications, LLC                       A L T A I R
                                                  Nanotechnologies Inc.

949-553-9748
marty@mccloudcommunications.com

________________________________________________________________________________

                ALTAIR NANOTECHNOLOGIES INC. Terminates President
                              Rudi E. Moerck, Ph.D.


RENO, NV - March 10, 2005 - Altair Nanotechnologies, Inc. (NASDAQ: ALTI), today announced that it had terminated the employment of its former President, Rudi E. Moerck, PhD. Alan J. Gotcher PhD, Chief Executive Officer, will assume the additional responsibilities of President.

"During 2004 and early 2005, Altair's Management and Board of Directors have been significantly strengthened and our R&D teams and scientists are strong. We have prioritized and narrowed our project technology focus and have made remarkable progress in the past six months" commented Alan Gotcher, CEO. "As a result of our recent financing, Altair is in the strongest financial position it has ever been in with a clean balance sheet with only $3 million in debt and over $31 million in cash. Altair has technology, products, partners and cash with a strong vision, business plan and talented team. We believe Altair is well positioned for growth" stated Dr. Gotcher.

Altair Nanotechnologies, Inc.
-----------------------------
The company is organized into two divisions: Life Sciences and Performance Materials. The Life Sciences Division is pursuing market applications in pharmaceuticals, drug delivery, dental materials, cosmetics and other medical markets. The Performance Materials Division is pursuing market applications in Advanced Materials for Paints and Coatings (titanium pigments and thermal spray coatings), Advanced Materials for Improving Process Technologies (titanium metal manufacturing, catalysts and water treatment), Advanced Materials for Alternative Energy (high performance batteries, fuel cell and photovoltaics) and other high performance material applications. For additional information on Altair and its nano-materials, visit www.altairnano.com.

Altair Nanotechnologies, Inc.(R), Altair NanomaterialsTM, AltairnanoTM, TiNano(R), RenaZorbTM, NanoCheckTM, TiNano SpheresTM and the Altair Hydrochloride Pigment ProcessTM are trademarks or registered trademarks of Altair Nanotechnologies, Inc.

Forward-Looking Statements
--------------------------
This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that Altair's proposed products and technologies will not be completed, will not benefit from large scale market acceptance or will not otherwise generate sufficient revenue in the long run; that various Altair's cash and non-cash expenses will significantly rise during the following year as a result of unforeseen events; that Altair's revenue will not continue to grow at projected rates, at rates consistent with past growth or at all due to cancellation or expiration of existing revenue-generating contracts and a failure to attract revenue from new sources; that, due to unexpected expenses, Altair will be unable to meet its financial obligations; and that, even if Altair's revenues continue to grow, such growth will not exceed the growth of expenses and, as a result, Altair will never generate a net profit. There is a significant risk that, for the reasons set forth this paragraph and other reasons, one or more of those assumptions may prove to be materially inaccurate. In addition, other risks are identified in the company's most recent Annual Report on Form 10-K, as filed with the SEC. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

                                      # # #


                                       2